                                                  AMENDMENT No. 1
                                                      to the
                                     AMENDED AND RESTATED DECLARATION OF TRUST
                                                        of
                                         OPPENHEIMER U.S. GOVERNMENT TRUST

         This  Amendment  Number 1 is made as of June 13, 2002 to the Amended and Restated  Declaration of Trust of
Oppenheimer  U.S.  Government  Trust  (the  "Trust"),  dated as of  September  12,  2001,  by the  duly  authorized individual executing this Amendment on behalf of the Trustees of the Trust.

         WHEREAS,  the Trustees  established  Oppenheimer  U.S.  Government Trust as a trust fund under the laws of the  Commonwealth of  Massachusetts,  for the investment and  reinvestment of funds  contributed  thereto,  under a
Declaration of Trust dated June 1, 1992, as amended and restated as of September 12, 2001;

         WHEREAS,  the  Trustees,  acting  pursuant  to Section 12 of ARTICLE  NINTH,  of the  Trust's  Amended and
Restated  Declaration  of Trust dated  September 12, 2001,  desire to change the  registered  agent of the Trust as established under the Amended and Restated Declaration of Trust dated September 12, 2001;

         NOW, THEREFORE,  the Article First of the Trust's Amended and Restated  Declaration of Trust is amended by changing the registrant agent as follows:

         The Registered  Agent for Service of Process is CT Corporation  System,  101 Federal  Street,  Boston,  MA
02110.

Acting  pursuant to Section 12 of ARTICLE  NINTH,  the  undersigned  signs this  amendment  by and on behalf of the
Trustees.

                                                                  Oppenheimer U.S. Government Trust

                                                                  /s/ Katherine Feld
                                                                  Katherine Feld,
                                                                  Assistant Secretary

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